N  E  W  S      R  E  L  E  A  S  E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL REPORTS FISCAL 2004 THIRD QUARTER RESULTS

Reports Consolidated Revenue Growth of 13.2% and $0.12 Earnings Per Share

Announces Goal for Fiscal 2005 of $0.51 — $0.55 Earnings Per Share

Third Quarter Highlights:

  Earnings per share of $0.12 per diluted share
  Consolidated revenue growth of 13.2%
    Physician Business revenue growth of 18.4%; same day sales growth of 22.3%
    Elder Care Business revenue growth of 3.9%; same day sales growth of 7.3%
  Consolidated operating margin of 4.1%
    Physician Business operating margin of 5.4%
    Elder Care Business operating margin of 5.8%
  Consolidated adjusted EBITDA growth of 29.7% to $18.8 million
  Consolidated cash flow from operations of $13.0 million
  Consolidated return on committed capital of 24.5%
    Physician Business return on committed capital of 38.1%
    Elder Care Business return on committed capital of 30.2%

Jacksonville, Florida (January 28, 2004) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today its fiscal year 2004 third quarter results for the three and nine-month periods ended December 31, 2003.

        David A. Smith, President and Chief Executive Officer, commented, “Our business plans are robust, our customer solutions and distribution efficiency programs are implemented, and we are focused on execution. We expect a continuation of growth in the Physician Business and acceleration in the Elder Care Business in the fourth quarter of fiscal year 2004.”

        Net sales for the three months ended December 31, 2003, were $ 344.3 million, an increase of 13.2%, compared with net sales of $304.2 million for the three months ended December 27, 2002. Net sales were negatively impacted in the third quarter of fiscal year 2004 due to two less selling days in the period compared to the third quarter last year. Net sales, based on average sales per day, increased by 17.0%, which is adjusted to reflect the same number of selling days for the fiscal third quarter in fiscal years 2004 and 2003, including increases of 22.3% in the Physician Business and 7.3% in the Elder Care Business. Income from continuing operations for the three months ended December 31, 2003, was $8.3 million, or $0.12 per diluted share, increasing by 128.2% and 100%, respectively, compared with $3.9 million, or $0.06 per diluted share, for the same period in the prior fiscal year. Net income for the three months ended December 31, 2003, was $8.3 million, or $0.12 per diluted share, compared with net income for the three months ended December 27, 2002, of $0.5 million, or $0.01 per diluted share.

        Net sales for the nine months ended December 31, 2003, were $1.0 billion, an increase of 13.6%, compared with net sales of $880.1 million for the nine months ended December 27, 2002. Net sales for the nine months ending December 31, 2003, were positively impacted due to three additional selling days in the period compared to the same period last year. Net sales, based on average sales per day, increased by 11.9%, which is adjusted to reflect the same number of selling days for the first nine months in fiscal years 2004 and 2003, including increases of 14.2% in the Physician Business and 7.8% in the Elder Care Business. Income from continuing operations for the nine months ended December 31, 2003, was $21.3 million, or $0.31 per diluted share, increasing by 139.3 % and 138.5% respectively, compared with income from continuing operations of $8.9 million, or $0.13 per diluted share, for the same period in the prior fiscal year. Net income for the nine months ended December 31, 2003, was $21.0 million, or $0.31 per diluted share compared with a net loss for the nine months ended December 27, 2002, of $52.0 million, or $0.73 per diluted share, primarily reflecting a loss from discontinued operations.

        David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “This quarter’s results continued to validate our business premise that significant operating margin expansion will accompany revenue growth going forward. Improvements in operating efficiency have lowered cost to deliver as a ratio to net sales by over 150 basis points this fiscal year, increasing our confidence in achieving our goal of operating margins of 5.5% or better by the end of fiscal year 2006.”

        Mr. Smith concluded, ” Our mission is to generate twice the rate of projected growth in each of our markets by providing business and clinical solutions that enable us to be the market leader in customer satisfaction and industry profit. Our business plan will focus on execution of innovative customer solutions driven by superior supply chain and customer service operating metrics, strong leadership and a motivated team. We have set a goal for fiscal 2005 of $0.51 — $0.55 earnings per share.”

Fiscal 2004 Third Quarter Progress Report:

Physician Business:

Selected Program Revenue Growth *:	Actual Nine Months Ended 12/31/03 Fiscal Year 2004	Goals Fiscal Year 2004
Rx Extreme	45.3	25% - 30%
Advantage Club/Disposables	12.4	10% - 12%
"Can Do" Equipment	14.7	3% - 4%

        * As compared with the nine months ended 12/27/02 of fiscal year 2003.

        The Physician Business’ same day sales growth of 22.3% in the third quarter of fiscal year 2004 reflected significant success and continuing account penetration of the Business’ customer-focused solutions sales programs, which were initiated in June 2003. The third quarter performance was broad-based across the Physician Business with all product categories – consumables, equipment and pharmaceutical, achieving double-digit growth compared to the third quarter of fiscal year 2003 (3QFY04 revenue growth: consumables – 10.7%; equipment – 12.8%; pharmaceutical – 61.8%). The Business’ Rx Extreme program benefited from seasonal flu vaccine sales, which recorded a 122.0% increase in revenue over the same period in the prior year (Rx Extreme program’s revenue growth was 42.1% excluding flu vaccine sales).

Elder Care Business:

Selected Program Revenue Growth *:	Actual Nine Months Ended 12/31/03 Fiscal Year 2004	Goals Fiscal Year 2004
Housekeeping	44.1	36% - 41%
Regional Accounts	5.5	5% - 7%
Assisted Living and Home Care	37.7	20% - 24%

        * As compared with the nine months ended 12/27/02 of fiscal year 2003.

        The Elder Care Business’ same day sales growth of 7.3% for the third quarter of fiscal 2004 reflected continuing gains in acquiring new regional long-term care, assisted living and home care customers as well as continued growth of the Business’ housekeeping products line. The Business has made significant progress executing its strategy to diversify its customer base and associated revenue sources within the full continuum of the U.S. elder care markets. The successful implementation of this strategy has increased the Business’ penetration in the Home Care medical supply market, which represented greater than 18% of total revenue in the nine months ended December 31, 2003 of fiscal year 2004.

        A listen-only simulcast and 90-day replay of PSS World Medical’s third quarter conference call will be available online through the Company’s website at www.pssworldmedical.com or www.fulldisclosure.com on January 29, 2003, beginning at 8:30 a.m. Eastern time.

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, elder care providers and other alternate-site healthcare providers through its two business units. Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

Glossary of Terms:

Physician Business:

  Rx Extreme Program is the Physician Business’ comprehensive program offering pharmaceutical, vaccine and general injectibles products to office-based physicians in all 50 states. The term “Extreme” symbolizes the Physician Business’ significant commitment to its customers to become the leading provider of these products and related services to the U.S. physician market. The Rx Extreme program was launched in June 2003.
  Advantage Club is the Physician Business’ customer membership club that enables customers to participate in exclusive promotions for a broad selection of commonly used products with the ability to receive products at no charge based on purchasing levels. The Advantage Club program was launched in June 2003.
  “Can Do” Program — the industry’s premier equipment marketing program, enables customers to access a broad portfolio of industry-leading laboratory and diagnostic equipment as well as certain exclusive products available only through PSS. The “Can Do” equipment program launched several new products during the first quarter of fiscal year 2004.
  SRxSM is the Physician Business’ automated marketing program tailored to physician specialties, combining disease states, pharmaceutical therapeutics, diagnostic tests, and reimbursement.

   Elder Care Business:

  ANSWERS™HK is the Elder Care Business’ housekeeping products program designed for providers of regional and independent skilled nursing facilities and assisted living services. The program provides customers with access to industry-leading products and efficiency discounts based on achieving certain purchasing levels and meeting other contractual terms.
  Partners In Efficiency, (P.I.E.) is the Elder Care Business’ product program designed to reduce customers’ product procurement costs and drive operating efficiencies in their businesses by committing to certain purchasing levels and standardized ordering procedures.
  Fast Accurate Supply Technology, (F.A.S.T.) is the Elder Care Business’ industry-leading ordering, bar-code scanning product usage and inventory management system that utilizes a Palm Pilot-based operating platform.
  ANSWERSTM is the Elder Care Business’ best-practice marketing program, aligning the best practices of elder care providers with the most efficient distribution activities, producing savings for both customers and distributors.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected increase in GAAP EPS of 90%-110% in fiscal year 2004; the expected operational cash flow in fiscal year 2004; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2004; and expected sales growth from durable medical equipment. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform ; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Operations
(In millions, except share data)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2003	Dec. 27, 2002	Dec. 31, 2003	Dec. 27, 2002
Net sales	$344.3	$304.2	$1,000.2	$880.1
Cost of goods sold	247.3	218.7	717.3	631.3

Gross profit	97.0	85.5	282.9	248.8
General and administrative expenses	58.6	55.3	178.3	159.0
Selling expenses	24.0	21.3	69.7	62.5
Other general and administrative expenses	0.3	2.3	0.3	8.5

Income from operations	14.1	6.6	34.6	18.8

Other (expense) income:
Interest expense	(1.5)	(2.3)	(3.9)	(7.1)
Interest and investment income	--	--	0.1	0.4
Other income	0.4	2.0	3.7	2.1

	(1.1)	(0.3)	(0.1)	(4.6)

Income from continuing operations before
provision for income taxes	13.0	6.3	34.5	14.2
Provision for income taxes	4.7	2.4	13.2	5.3

Income from continuing operations	8.3	3.9	21.3	8.9

Discontinued operations:
Loss from discontinued operations (net
of benefit for income taxes of $0.0,
$1.4, $0.0 and $2.6, respectively)	--	(2.2)	--	(4.1)
Loss on disposal of discontinued operations (net of benefit
for income taxes of $0.0, $1.0, $0.2 and $35.7, respectively)	--	(1.2)	(0.3)	(56.8)

Total loss from discontinued operations	--	(3.4)	(0.3)	(60.9)

Net income (loss)	$8.3	$0.5	$21.0	$(52.0)

Earnings (loss) per share - Basic:
Income from continuing operations	$0.12	$0.06	$0.32	$0.13
Total loss from discontinued operations	--	(0.05)	(0.01)	(0.87)

Net income (loss)	$0.12	$0.01	0.31	$(0.74)

Earnings (loss) per share - Diluted:
Income from continuing operations	$0.12	$0.06	$0.31	$0.13
Total loss from discontinued operations	--	(0.05)	--	(0.86)

Net income (loss)	$0.12	$0.01	$0.31	$(0.73)

Weighted average shares (in thousands):
Basic	67,123	68,698	67,245	70,294
Diluted	68,263	69,284	68,000	71,064

PSS WORLD MEDICAL, INC.
Consolidated Balance Sheets
(In millions, except per share and share data)

	Dec. 31, 2003	March 28, 2003
ASSETS	(Unaudited)	(1)
Current Assets:
Cash and cash equivalents	$15.9	$19.2
Accounts receivable, net	188.4	154.4
Inventories, net	113.3	79.7
Employee receivables	--	0.1
Deferred tax assets	32.1	27.3
Prepaid expenses and other	10.6	16.3

Total current assets	360.3	297.0

Property and equipment, net	62.2	61.3
Other Assets:
Goodwill	70.8	61.1
Intangibles, net	11.9	5.8
Employee receivables	--	0.1
Deferred tax assets	16.6	26.0
Other	26.4	20.6

Total assets	$548.2	$471.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$105.0	$90.6
Accrued expenses	29.6	27.2
Revolving line of credit	114.3	83.0
Other	7.8	7.3

Total current liabilities	256.7	208.1
Other	28.6	18.6

Total liabilities	285.3	226.7

Shareholders' Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $.01 par value; 150,000,000 shares authorized,
67,268,905 and 67,870,561 shares issued and outstanding
at December 31, 2003 and March 28, 2003, respectively	0.7	0.7
Additional paid-in capital	322.5	325.6
Unearned compensation	(0.2)	--
Accumulated deficit	(60.1)	(81.1)

Total shareholders' equity	262.9	245.2

Total liabilities and shareholders' equity	$548.2	$471.9

(1) Derived from audited financial statements

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2003	Dec. 27, 2002	Dec. 31, 2003	Dec. 27, 2002
Cash Flows From Operating Activities:
Net income (loss)	$8.3	$0.5	$21.0	$(52.	0)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Total loss from discontinued operations	--	3.4	0.3	60.9
Depreciation	3.2	3.1	9.5	8.9
Amortization of intangible assets	0.8	0.6	1.9	1.8
Amortization of debt issuance costs	0.3	0.3	0.8	1.2
Provision for doubtful accounts	0.3	0.9	3.7	2.6
(Benefit) provision for deferred income taxes	(0.9)	2.4	7.6	0.9
Provision for notes receivable	--	--	--	2.9
Provision for deferred compensation	0.1	0.1	0.6	0.5
Noncash compensation expense	0.2	--	0.2	--
Loss on sale of property and equipment	0.2	0.1	0.2	0.1
Changes in operating assets and liabilities, net of effects
from business combination and discontinued operations:
Accounts receivable, net	(1.6)	(3.1)	(32.4)	(10.0)
Inventories	(16.7)	5.2	(32.2)	0.5
Prepaid expenses and other current assets	2.3	(1.6)	5.8	3.7
Other assets	(1.8)	(6.2)	(6.3)	(12.3)
Accounts payable	14.3	1.1	11.9	10.5
Accrued expenses and other liabilities	4.0	2.4	7.4	7.8
Net cash used in discontinued operations	--	(2.0)	--	(0.3)

Net cash provided by operating activities	13.0	7.2	0.0	27.7

Cash Flows From Investing Activities:
Capital expenditures	(4.1)	(2.4)	(10.4)	(8.5)
Payments on noncompete agreements	(0.1)	--	(0.3)	(0.5)
Payment for business combinations	(5.9)	--	(19.3)	(4.5)
Proceeds from sale of Imaging Business, net of transaction
costs of $0.1, $1.3, $1.6, and $1.3, respectively	(0.1)	14.1	(1.6)	14.1
Net cash used in discontinued operations	--	(0.5)	--	(1.5)

Net cash (used in) provided by investing activities	(10.2)	11.2	(31.6)	(0.9)

Cash Flows From Financing Activities:
Net proceeds under revolving line of credit	2.3	--	31.3	--
Proceeds from note receivable	--	--	1.2	--
Proceeds from issuance of common stock	1.2	--	1.4	0.3
Repayment of Senior Subordinated Notes	--	--	--	(19.0)
Payment of premium to retire Senior Subordinated Notes	--	--	--	(0.7)
Purchase of treasury stock shares	--	(15.6)	(5.6)	(25.2)

Net cash provided by (used in) financing activities	3.5	(15.6)	28.3	(44.6)

Net increase (decrease) in cash and cash equivalents	6.3	2.8	(3.3)	(17.8)
Cash and cash equivalents, beginning of period	9.6	33.0	19.2	53.6

Cash and cash equivalents, end of period	$15.9	$35.8	$15.9	$35.8

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2003	Dec. 27, 2002	Dec. 31, 2003	Dec. 27, 2002
Net Sales:
Physician Business	$231.4	$195.5	$653.1	$563.1
Elder Care Business	112.9	108.7	347.1	317.0

	$344.3	$304.2	$1,000.2	$880.1

Income from Operations:
Physician Business	$12.6	$5.9	$32.0	$17.1
Elder Care Business	6.5	4.6	15.8	13.2
Corporate Shared Services	(5.0)	(3.9)	(13.2)	(11.5)

	$14.1	$6.6	$34.6	$18.8

Other General and Administrative Expenses (a):
Physician Business	$0.3	$1.4	$1.7	$4.1
Corporate Shared Services	--	0.9	(1.4)	4.4

	$0.3	$2.3	$0.3	$8.5

Adjusted Income from Operations (b):
Physician Business	$12.9	$7.3	$33.7	$21.2
Elder Care Business	6.5	4.6	15.8	13.2
Corporate Shared Services	(5.0)	(3.0)	(14.6)	(7.1)

	$14.4	$8.9	$34.9	$27.3

Adjusted EBITDA (r)	$18.8	$14.5	$49.9	$39.9

Ratio to Net Sales:
Income from operations	4.1%	2.2%	3.5%	2.1%
Other general and administrative expenses	0.1%	0.7%	0.0%	1.0%
Adjusted income from operations	4.2%	2.9%	3.5%	3.1%

Return on Committed Capital ("ROCC") (g) :	Three Months Ended Dec. 31, 2003	Nine Months Ended Dec. 31, 2003
Physician Business	38.1%	35.4%
Elder Care Business	30.2%	25.4%
Total Company	24.5%	23.2%

	As of
Asset Management:	Dec. 31, 2003	March 28, 2003
Operational working capital (h)	196.7	$143.5

Net Debt:
Bank debt	$114.3	$83.0
Cash and cash equivalents	(15.9)	(19.2)

Net debt	$98.4	$63.8

PSS WORLD MEDICAL, INC.
Unaudited Segment Information
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2003	Dec. 27, 2002	Dec. 31, 2003	Dec. 27, 2002
Other General and Administrative Expenses:
Physician Business:
Restructuring costs and expenses	$0.2	$0.4	$0.6	$0.9
Accelerated depreciation	--	0.1	0.1	0.2
Rationalization expenses	0.1	0.9	0.8	2.7
Other	--	--	0.2	0.3

	$0.3	$1.4	$1.7	$4.1

Corporate Shared Services:
Restructuring costs and expenses	$--	$0.4	$--	$0.4
Merger costs and expenses	--	0.6	--	1.3
Operational tax charge reversal	--	(0.1)	(1.4)	(0.2)
Other	--	--	--	2.9

	$--	$0.9	$(1.4)	$4.4

Total Company:
Restructuring costs and expenses (i)	$0.2	$0.8	$0.6	$1.3
Merger costs and expenses (m)	--	0.6	--	1.3
Accelerated depreciation (j)	--	0.1	0.1	0.2
Operational tax charge reversal (n)	--	(0.1)	(1.4)	(0.2)
Rationalization expenses (k)	0.1	0.9	0.8	2.7
Other (l)	--	--	0.2	3.2

	$0.3	$2.3	$0.3	$8.5

DSO (c):
Physician Business	43.1	42.5
Elder Care Business	60.6	52.6

DOH (d):
Physician Business	41.7	39.4
Elder Care Business	31.2	29.5

DIP (e):
Physician Business	39.7	39.7
Elder Care Business	24.7	34.3

Cash Conversion Days (f):
Physician Business	45.1	42.2
Elder Care Business	67.1	47.8

Billing Days:	60 days	62 days	192 days	189 days

PSS WORLD MEDICAL, INC.
Unaudited Adjusted EBITDA Calculation
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 31, 2003	Dec. 27, 2002	Dec. 31, 2003	Dec. 27, 2002
Income from continuing operations	$8.3	$3.9	$21.3	$8.9

Plus: Interest expense	1.5	2.3	3.9	7.1
Less: Interest and investment income	--	--	(0.1)	(0.4)
Plus: Provision for income taxes	4.7	2.4	13.2	5.3
Plus: Depreciation (q)	3.2	3.0	9.4	8.7
Plus: Amortization of intangible assets	0.8	0.6	1.9	1.8
Plus: Other G&A expenses	0.3	2.3	0.3	8.5

Adjusted EBITDA	$18.8	$14.5	$49.9	$39.9

Reconciliation of Adjusted EBITDA
to Cash Provided by Operating Activities

Adjusted EBITDA	$18.8	$14.5	$49.9	$39.9
Operating Asset & Liability Changes:
Accounts receivable, net	(1.6)	(3.1)	(32.4)	(10.0)
Inventories	(16.7)	5.2	(32.2)	0.5
Prepaid expenses and other current assets	2.3	(1.6)	5.8	3.7
Other assets	(1.8)	(6.2)	(6.3)	(12.3)
Accounts payable	14.3	1.1	11.9	10.5
Accrued expenses and other liabilities	4.0	2.4	7.4	7.8
Net cash used in discontinued operations	--	(2.0)	--	(0.3)
Noncash Expenses included in Adjusted EBITDA:
Amortization of debt issuance costs	0.3	0.3	0.8	1.2
Provision for doubtful accounts	0.3	0.9	3.7	2.6
(Benefit ) provision for deferred income taxes	(0.9)	2.4	7.6	0.9
Provision for notes receivable	--	--	--	2.9
Provision for deferred compensation	0.1	0.1	0.6	0.5
Noncash compensation expense	0.2	--	0.2	--
Loss on sale of property and equipment	0.2	0.1	0.2	0.1
Cash Expenses Excluded from Adjusted EBITDA:
Interest expense	(1.5)	(2.3)	(3.9)	(7.1)
Interest and investment income	--	--	0.1	0.4
Provision for income taxes	(4.7)	(2.4)	(13.2)	(5.3)
Other G&A expenses	(0.3)	(2.3)	(0.3)	(8.5)
Accelerated depreciation	--	0.1	0.1	0.2

Cash Provided by Operating Activities	$13.0	$7.2	$0.0	$27.7

PSS WORLD MEDICAL, INC.
Unaudited Return on Committed Capital
(Dollars in millions)

	Three Months Ended Dec. 31, 2003
	Physician Business	Elder Care Business	Total Company
Annualized Return	$54.0	$27.6	$62.4
Average Committed Capital (o)	141.8	91.5	254.4
ROCC (p)	38.1%	30.2%	24.5%

Return:
Income from continuing operations	$7.5	$3.1	$8.3
Provision for income taxes	4.3	1.8	4.7
Interest expense	1.1	1.5	1.5
Amortization of intangible assets	0.3	0.5	0.8
Other G&A expenses	0.3	--	0.3

	$13.5	$6.9	$15.6

	Physician Business		Elder Care Business		Total Company
	Dec. 31, 2003	Oct. 3, 2003	Dec. 31, 2003	Oct. 3, 2003	Dec. 31, 2003	Oct. 3, 2003
Average committed capital:
Accounts receivable, net	$110.9	$110.9	$77.5	$74.6	$188.4	$185.5
Inventories, net	83.1	68.9	30.2	27.7	113.3	96.6
Employee receivables, current
and non-current	--	--	--	--	--	0.1
Prepaid expenses and other	2.3	2.2	4.7	2.5	10.6	12.9
Deferred tax assets, current	7.4	4.1	5.9	5.6	32.1	28.5
Property and equipment, net	46.4	46.9	6.8	6.3	62.2	61.3
Deferred tax assets, non-current	(7.7)	(10.5)	0.6	0.3	16.6	17.7
Other noncurrent assets	13.2	11.5	3.0	2.9	26.4	24.0

Accounts payable	(77.2)	(67.5)	(24.7)	(21.2)	(105.0)	(90.5)
Accrued expenses	(15.0)	(14.1)	(5.4)	(5.1)	(29.6)	(27.2)
Other current liabilities	(4.3)	(4.8)	(1.5)	(2.0)	(7.8)	(8.8)
Other noncurrent liabilities	(12.4)	(10.7)	(3.5)	(2.3)	(28.6)	(22.6)
Accrued loss on disposal
of discontinued operations	--	--	--	--	1.6	1.7
Deferred tax asset generated from
the sale of the Imaging Business	--	--	--	--	(21.8)	(28.8)

	$146.7	$136.9	$93.6	$89.3	$258.4	$250.4

Average committed capital		$141.8		$91.5		$254.4

PSS WORLD MEDICAL, INC.
Unaudited Return on Committed Capital
(Dollars in millions)

	Nine Months Ended Dec. 31, 2003
	Physician Business	Elder Care Business	Total Company
Return	$46.8	$20.3	$54.0
Average Committed Capital (o)	132.3	79.9	232.8
ROCC (p)	35.4%	25.4%	23.2%

Return:
Income from continuing operations	$18.2	$7.2	$21.3
Provision for income taxes	11.3	4.5	13.2
Interest expense	3.0	4.0	3.9
Amortization of intangible assets	0.9	0.9	1.9
Other G&A expenses	1.7	(1.4)	0.3
Interest and investment income	--	--	(0.1)

	$35.1	$15.2	$40.5

	Physician Business		Elder Care Business		Total Company
	Dec. 31, 2003	March 28, 2003	Dec. 31, 2003	March 28, 2003	Dec. 31, 2003	March 28, 2003
Average committed capital:
Accounts receivable, net	$110.9	$91.2	$77.5	$63.2	$188.4	$154.4
Inventories, net	83.1	56.5	30.2	23.3	113.3	79.7
Employee receivables, current
and noncurrent	--	0.1	--	--	--	0.2
Prepaid expenses and other	2.3	6.5	4.7	2.4	10.6	16.3
Deferred tax assets, current	7.4	4.2	5.9	4.4	32.1	27.3
Property and equipment, net	46.4	48.9	6.8	4.8	62.2	61.3
Deferred tax assets, noncurrent	(7.7)	(11.6)	0.6	0.9	16.6	26.0
Other noncurrent assets	13.2	9.3	3.0	1.8	26.4	20.6

Accounts payable	(77.2)	(61.9)	(24.7)	(27.5)	(105.0)	(90.6)
Accrued expenses	(15.0)	(13.8)	(5.4)	(4.7)	(29.6)	(27.2)
Other current liabilities	(4.3)	(3.3)	(1.5)	(1.0)	(7.8)	(7.3)
Other noncurrent liabilities	(12.4)	(8.2)	(3.5)	(1.5)	(28.6)	(18.6)
Accrued loss on disposal
of discontinued operations	--	--	--	--	1.6	2.7
Deferred tax asset generated from
the sale of the Imaging Business	--	--	--	--	(21.8)	(37.7)

	$146.7	$117.9	$93.6	$66.1	$258.4	$207.1

Average committed capital		$132.3		$79.9		$232.8

PSS WORLD MEDICAL, INC.
Footnotes

(a)	Other general and administrative expenses include restructuring costs and expenses, merger costs and expenses, accelerated depreciation, operational tax charge reversal, rationalization expenses, and other costs. Refer to the detail of these charges on page 10.

(b)	Adjusted Income from Operations is the sum of income from operations and other general and administrative expenses. Management reviews Adjusted Income from Operations when evaluating and comparing the performance of each operating segment on a monthly and quarterly basis. Management believes Adjusted Income from Operations is an important measure of profitability and return.

(c)	DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable at the beginning and ending of the period divided by two. Average daily net sales is the sum of net sales for each of the three months in the given quarter divided by ninety.

(d)	DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and ending of the period divided by two. Average daily COGS is the sum of COGS for each of the three months in the given quarter divided by ninety.

(e)	DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and ending of the period divided by two.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(h)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(i)	Restructuring costs and expenses include involuntary employee termination costs, lease termination costs, and branch shutdown costs related to various plans adopted by management and the Board of Directors.

(j)	Accelerated depreciation represents additional depreciation as a result of revising the estimated useful lives of certain assets in connection with certain restructuring plans adopted by the Company.

(k)	Rationalization expenses primarily include payroll, travel and entertainment, and other expenses related to the conversion to the new Enterprise Resource System and the conversion of the service centers described in the Physician Business restructuring plan adopted during the third quarter of fiscal year 2002 (“Rationalization Programs”).

(l)	Other costs primarily include lease termination costs related to closed facilities.

(m)	Merger costs and expenses relate to the Retention Bonus Plans that were adopted during fiscal year 2000.

(n)	Operational tax charge reversal relates to the charge previously recorded by the Elder Care Business during fiscal year 1999.

(o)	Average committed capital equals the sum of the committed capital of the most recent two quarters or fiscal years, divided by two.

(p)	ROCC equals return divided by committed capital. Return is annualized for quarterly calculations.

(q)	Depreciation for the three months ended December 27, 2002 excludes $0.1 million of accelerated depreciation as such amounts are included in Other G&A expenses. Depreciation for the nine months ended December 31, 2003 and December 27, 2002 excludes $0.1 million and $0.2 million, respectively, of accelerated depreciation.

(r)	Adjusted EBITDA represents income from continuing operations plus provision for income taxes, interest expense, amortization expense, other general and administrative expenses, less interest and investment income. Management reviews Adjusted EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes Adjusted EBITDA is an important measure of liquidity.